UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.      )

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ENCORIUM GROUP, INC.

(Name Of Registrant As Specified In Its Charter)

(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENCORIUM GROUP, INC.

One Glenhardie Corporate Center, Suite 100

1275 Drummers Lane

Wayne, Pennsylvania 19087

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2008

To the Stockholders of Encomium Group, Inc.:

The 2008 Annual Meeting of Stockholders of Encorium Group, Inc. (the “Company”) will be held at Courtyard by Marriott-Valley Forge, 1100 Drummers Lane, Wayne, Pennsylvania 19087 on June 13, 2008, at 10:00 A.M.

At the meeting stockholders will be asked to:

(1) Elect seven directors to serve until the 2009 annual meeting of stockholders;

(2) Ratify the appointment of Deloitte & Touche LLP, a registered public accounting firm, to examine and report on our financial statements for the fiscal year ending December 31, 2008; and

(3) Transact such other business as may properly come before the meeting.

The board of directors has fixed the close of business on April 28, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of and vote at the annual meeting and at any adjournments or postponements thereof. A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2007 is enclosed herewith.

The enclosed proxy is solicited by our board of directors. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting. We encourage you to attend the meeting in person or to vote your shares by proxy. PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the meeting if you later decide to attend and vote in person.

By Order of the Board of Directors,

Kristi Demidio Chase, Esq.

Secretary

April 29, 2008

Wayne, Pennsylvania

ENCORIUM GROUP, INC.

One Glenhardie Corporate Center, Suite 100

1275 Drummers Lane

Wayne, Pennsylvania 19087

PROXY STATEMENT

PROXY STATEMENT

for Annual Meeting of Stockholders

June 13, 2008

In this proxy statement, “we”, “us”, “our,” the “Company” and “Encorium” each refers to Encorium Group, Inc., a Delaware corporation, unless the context otherwise requires.

Time and Place of the Annual Meeting

We are sending this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the annual meeting of the stockholders of Encorium to be held at Courtyard by Marriott-Valley Forge, 1100 Drummers Lane, Wayne, Pennsylvania 19087 on June 13, 2008, at 10:00 A.M. local time. We are first mailing this proxy statement, the attached notice of annual meeting of stockholders and the enclosed proxy card to you on or after May 8, 2008.

Purpose of the Meeting

At the meeting, our stockholders will be asked to:

(1) Elect seven directors to serve until the 2009 annual meeting of stockholders;

(2) Ratify the appointment of Deloitte & Touche LLP, a registered public accounting firm, to examine and report on our financial statements for the fiscal year ending December 31, 2008; and

(3) Transact such other business as may properly come before the meeting.

Record Date; Stock Entitled to Vote; Quorum

Our board of directors has fixed the close of business on April 28, 2008 as the record date for the annual meeting. Only holders of our common stock on the record date will be entitled to vote at the annual meeting and any adjournments or postponements thereof. At the record date, 20,603,140 shares of common stock were outstanding and entitled to vote.

The presence, in person or by proxy, of a majority of the shares of common stock outstanding is necessary to constitute a quorum at the meeting. Abstentions and withheld votes will be counted as shares present at the meeting for purposes of determining the presence of a quorum. However, abstentions will not count in the tally of votes “FOR” or “AGAINST” a proposal. A “WITHHELD” vote is the same as an abstention. Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner of the shares, and (2) the broker lacks the authority to vote the shares at the brokers discretion. Broker non-votes will be counted as shares present and entitled to be voted for purposes of determining the presence of a quorum.

Required Vote

Proposal One: Directors are elected by a plurality and the seven nominees for the positions to be voted on in Proposal One who receive the most votes will be elected. Abstentions and broker non-votes will not affect the outcome of the election.

Proposal Two: To be approved, this proposal must receive the affirmative vote of the holders of a majority of our outstanding common stock present in person or by proxy and entitled to vote thereon. Abstentions and broker non-votes will have the effect of a “Negative” vote with respect to this proposal.

All properly executed proxies delivered and not properly revoked will be voted at the annual meeting as specified in such proxies. If a choice is not specified, the shares represented by a properly executed proxy will be voted “FOR” the election to our board of directors of each of the nominees named in Proposals One and “For” Proposal Two.

Proxies; Voting and Revocation

Each share of our common stock is entitled to one vote. Votes will be tabulated at the meeting by inspectors of election appointed by us. You may revoke or change your proxy at any time prior to its being voted by filing a written instrument of revocation or change with the corporate secretary. You may also revoke your proxy by filing a duly executed proxy bearing a later date or by appearing at the meeting in person, notifying the corporate secretary and voting by ballot at the meeting. If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence at the meeting, without notifying the corporate secretary of Encorium, will not revoke a previously given proxy. In addition, if you beneficially hold shares of Encorium common stock that are not registered in your own name, you will need additional documentation from the record holder of the shares to attend and vote those shares personally at the meeting.

Solicitation of Proxies

Proxies will be solicited through the mail and directly by Encorium officers, directors and employees of Encorium not specifically employed for such purpose, without additional compensation. Encorium will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders by Encorium. Encorium may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding proxy and solicitation materials to beneficial owners.

Other Matters

The board of directors does not intend to bring any matters before the meeting other than as stated in this proxy statement, and is not aware that any other matters will be presented for action at the meeting. If any other matters come before the meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Principal Executive Office

Encorium’s principal executive office is located at One Glenhardie Corporate Center, Suite 100, 1275 Drummers Lane, Wayne, Pennsylvania 19087.

Executive Officers

Executive officers serve at the discretion of the board of directors and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. The executive officers of the Company are:

Name	Age	Position(s) Held With Company
Kai Lindevall, M.D., Ph.D.	55	Chief Executive Officer, Director

Kenneth M. Borow, M.D.	60	President and Chief Medical and Strategic Development Officer, Director

Lawrence R. Hoffman*	52	Executive Vice President, General Counsel, Secretary and Chief Financial Officer

Linda Nardone, Ph.D., RAC	61	Executive Vice President and Chief Operating Officer

Alison O’Neill	42	Senior Vice President, Clinical Operations

*Mr. Hoffman resigned from the Company on April 18, 2008, effective May 2, 2008.

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Kai Lindevall, M.D., Ph.D. has been Chief Executive Officer of the Company since February 21, 2008. Dr. Lindevall previously served as President, European and Asian operations of the Company from the Company’s acquisition of Encorium Oy (formerly Remedium Oy) on November 1, 2006 until February 20, 2008. Dr. Lindevall’s biographical information appears under the caption “Proposal 1— Election of Directors,” below.

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Kenneth M. Borow, M.D. has served as President and Chief Medical and Strategic Development Officer of the Company since February 21, 2008. Dr. Borow previously served as President and Chief Executive Officer of the Company from January 2000 until February 20, 2008. Dr. Borow’s biographical information appears under the caption “Proposal 1—Election of Directors,” below.

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Lawrence R. Hoffman joined the Company in July 2004 as Executive Vice President and Chief Financial Officer. In February 2005, he was promoted to Executive Vice President, General Counsel, Secretary and Chief Financial Officer. From January 2003 to July 2004, Mr. Hoffman was an independent financial consultant. From July 2000 to January 2003, he was Vice President and Chief Financial Officer of Cytogen Corporation, a publicly traded biopharmaceutical company. From April 1998 to July 2000, Mr. Hoffman was Vice President and Chief Financial Officer of the Liposome Company, a publicly traded biopharmaceutical company which was sold to Elan PLC in May 2000. Mr. Hoffman is a certified public accountant and attorney with a J.D. from Temple University School of Law, and an LLM (Taxation) from Villanova University School of Law. He received his B.S. with a major in accounting from LaSalle University.

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Linda Nardone, Ph.D., RAC joined the Company on November 12, 2007 as Executive Vice President and Chief Operating Officer. From October 2005 to November 2007, Dr. Nardone served as a General Manager with Zila, Inc., a publicly traded specialty pharmaceutical company focused on the prevention, detection and treatment of oral diseases. From May 1999 to October 2005, Dr. Nardone served as Vice President, Clinical and Regulatory Affairs and Quality of Elusys Therapeutics, Inc., a privately-held biopharmaceutical company focused on the development of antibody-based therapies for the treatment of infectious disease. Dr. Nardone has a Ph.D. in Physiology from Pennsylvania State University and a B.S. in Science from Fairleigh Dickinson University. Additionally, she obtained Regulatory Affairs Certification via the Regulatory Affairs Professional Society Examination.

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Alison O’Neill has been Senior Vice President, Clinical Operations of the Company since January 1, 2004. Mrs. O’Neill previously served as Vice President of Global Project Management of the Company from April 2001 until December 31, 2003. From 1996 to April 2001, Mrs. O’Neill was employed with Ingenix Pharmaceutical Services (successor to ClinPharm Ltd.), culminating as Senior Director, Clinical Operations. Mrs. O’Neill has 22 years of experience in the pharmaceutical industry both in pharma companies and clinical research organizations and has worked across therapeutic areas and phases of development.

PROPOSAL 1—ELECTION OF DIRECTORS

Seven directors are to be elected at the meeting, each to serve until the next annual meeting and until his successor shall have been elected and qualified. The Nominating Committee proposed to the board of directors and the board of directors recommends that the stockholders approve the nominees named below for election as directors. The nominees named below are presently members of the board of directors. In case any of the nominees should become unavailable for election, for any reason not presently known or contemplated, the persons named on the proxy card will have discretionary authority to vote pursuant to the proxy for a substitute, as may be proposed by the Nominating Committee and nominated by the board of directors.

The board of directors determined that, other than Dr. Lindevall, Dr. Borow, and Mr. Manninen, each of the following members of the board of directors is independent as defined by the Nasdaq listing standards.

Name	Age	Director Since	Principal Occupation
Kai Lindevall, M.D., Ph.D.	55	2006	Chief Executive Officer

Kenneth M. Borow, M.D.	60	1998	President and Chief Medical and Strategic Development Officer

Scott M. Jenkins	54	2001	President of S.M. Jenkins & Co., General Partner, Jenkins Partners, L.P.

Petri Manninen	37	2006	Owner of Lakiasiaintoimisto Lakituki Oy, a legal services firm in Finland

Dr. Jyrki Mattila	52	2006	Executive Director, Vice-President of Business Development, R&D and Technical Operations of Auxilium Pharmaceuticals, Inc.

Christopher F. Meshginpoosh	40	2005	Director-In-Charge of Accounting and Audit Services, Kreischer Miller

Paul J. Schmitt	56	2007	Managing Director of Novitas Capital

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Kai Lindevall, M.D., Ph.D. has been a director of the Company since the Company’s acquisition of Encorium Oy (formerly Remedium Oy) on November 1, 2006. Since February 21, 2008, Dr. Lindeall has served as Chief Executive Officer of the Company. Prior to becoming Chief Executive Officer, Dr. Lindevall served as the Company’s President of European and Asian operations since the Company’s acquisition of Encorium Oy on November 1, 2006. Dr. Lindevall is the co-founder of Encorium Oy and since 2002, Dr. Lindevall has served as President and Chief Executive Officer of Encorium Oy. He has also been Medical Director of Encorium Oy since its inception. Since October 2004, Dr. Lindevall has also served as Chairman of the Board of Encorium Oy. Dr. Lindevall previously served as Managing Director of Encorium Oy from its inception to 2002. Dr. Lindevall is also Co-Founder of Ipsat Therapies Oy/Ltd., a Finnish biotechnology company developing its proprietary IPSATTM (“Intestinal Protection System in Antibiotic Treatment”) family of products for the prevention of hospital infections and antibiotic resistance. From October 2002 until February 2005, Dr. Lindevall served as Chairman of the Board of Ipsat Therapies and from March 2005 until March 2006 served as member of its Board of Directors. Dr. Lindevall has a Ph.D. in Pharmacology and an M.D. from the University of Tampere in Finland.

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Kenneth M. Borow, M.D. Dr. Borow has served as President and Chief Medical and Strategic Development Officer of the Company since February 21, 2008. Dr. Borow previously served as President and Chief Executive Officer of the Company from January 2000 until February 20, 2008. He joined the Company in 1997 as Vice President of Operations and Chief Medical Officer. Prior to joining the Company, Dr. Borow was Senior Director, Medical Research Associates Department, Merck Research Laboratories, where he directed clinical research operations for 163 different protocols, and developed a Merck-based contract group consisting of field monitors, data coordinators and statisticians. Previously, he was a Professor of Medicine and Pediatrics at the University of Chicago, and originator of a worldwide clinical research program in cardiac function which included investigative sites in the United States, United Kingdom, Norway, Israel and South Africa. Dr. Borow graduated from the Temple Medical School in 1974. Dr. Borow is a Harvard-trained Internist, Pediatrician, Adult Cardiologist and Pediatric Cardiologist.

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Scott M. Jenkins has been a Director of the Company since October 2001. He is currently President of S. M. Jenkins & Co., which he founded in 1991. S. M. Jenkins & Co. provides a wide range of financial and consulting services to private companies, wealthy family groups and a variety of businesses. In addition, Mr. Jenkins is the General Partner of Jenkins Partners, L.P., which has invested in many early stage, private and public companies. Prior to founding S. M. Jenkins & Co., Mr. Jenkins was with Goldman Sachs & Co., where he worked from 1984 until 1990 when he joined First Boston Corporation. Mr. Jenkins has also served in the not-for-profit healthcare sector as the Chair of the Board of Trustees of the Presbyterian Medical Center of Philadelphia Foundation, which is now part of the University of Pennsylvania Health System. He also presently serves on the Board of Directors of Bryn Mawr Trust Company.

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Petri Manninen, LL.M. has been a director of the Company since the Company’s acquisition of Encorium Oy (formerly Remedium Oy) on November 1, 2006. Mr. Manninen has 7 years of experience from CRO industry by serving as a director of the Board of Encorium Oy and its subsidiaries. Mr. Manninen has served as a lawyer with Lakiasiaintoimisto Lakituki Oy, a Finnish based law firm, since December 1999. Since December 1994, Mr. Manninen has also served as the secretary and treasurer of Paavo Nurmi Foundation, a non-profit organization supporting research in the field of cardiovascular diseases. Mr. Manninen has 12 years of experience in the practice of law and tax consulting. He has published several books and articles in Finnish and foreign law reviews. Mr. Manninen has a Master of Laws Degree from the University of Helsinki and an LL.M. in European Community Law from the University of Leiden in The Netherlands.

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Jyrki Mattila, M.D. has been a director of the Company since the Company’s acquisition of Encorium Oy (formerly Remedium Oy) on November 1, 2006. Dr. Mattila has served as Executive Vice President, Business Development of Auxilium Pharmaceuticals, Inc. since August 2003. From 1990 to July 2003, Dr. Mattila served in a variety of positions at Orion Pharma, the pharmaceutical division of the Orion Group, a Finnish company specializing in healthcare products. He served as President of Orion Pharma from 1996 to 2002 and as its Senior Vice President of Business Development from 1990 to 1995. Dr. Mattila holds an M.D. and Ph.D. in Pharmacology from the University of Helsinki Medical School, and an M.B.A. from the Helsinki School of Economics and Business Administration.

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Christopher F. Meshginpoosh has been a director since April 2005. He is currently Director-In-Charge of Accounting and Audit Services for Kreischer Miller, one of the Philadelphia area’s largest accounting and advisory firms. Prior to his current role at Kreischer Miller, he was Chief Financial Officer of Internet Fitness.com, Inc. during 2007. Additionally, Mr. Meshingpoosh served as the Director of Business Advisory Services for Kreischer Miller from 2003 until 2007. Mr. Meshginpoosh also previously served as Chief Financial Officer and Secretary of Liquent, Inc. from 2000 to 2002, a publicly-held company serving the pharmaceutical and biotechnology industries. From December 1999 to September 2000, he was a consultant and subsequently the Vice President of Finance at Luminant Worldwide Corporation, a publicly-held information technology services company. Mr. Meshginpoosh is a certified public accountant and holds a B.S., Accounting from West Chester University.

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Paul J. Schmitt has been a director of the Company since February 15, 2007. Since 2000, Mr. Schmitt has served as Managing Director of Novitas Capital, located in Wayne, Pennsylvania. Novitas Capital, formerly PA Early Stage Partners, is a family of venture capital funds with $237.5 million under management. The firm invests in seed, start-up and early stage technology and life sciences companies that are primarily based in the Mid-Atlantic region of the United States. Prior to joining Novitas

Mr. Schmitt was Chairman, President and Chief Executive Officer of Chrysalis International Corporation. Chrysalis, a Nasdaq-listed company, was a leading supplier of pre-clinical and clinical drug development services, including the utilization of transgenic animal science technologies to identify and validate new human genetic targets of disease emerging from worldwide genomic initiatives, which merged with Phoenix International, Inc., also a Nasdaq-listed company, in 1999. Additionally, Mr. Schmitt served as a founding trustee of the Biotechnology Council of New Jersey and currently serves on the Board of Trustees of the Wistar Institute of the University of Pennsylvania and the Board of Managers of the Penn State Research Foundation. He also presently serves on the Board of Directors of several Novitas Capital Life Sciences portfolio companies. Mr. Schmitt holds a B.S. from Lehigh University and an M.B.A. from Rutgers University.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

ALL OF THE NOMINEES FOR DIRECTOR LISTED ABOVE

Meetings of the Board of Directors

Encorium’s board of directors held 7 meetings during 2007. There was no director who, during the last full fiscal year, attended in person or by phone fewer than 75% of board or committee meetings while such person was a director and served as a committee member. While the Company encourages all members of the board of directors to attend annual meetings of the Company’s stockholders, there is no formal policy as to their attendance. All of the members of the board of directors attended the 2007 annual meeting of stockholders.

Committees of the Board

The board of directors has a Compensation Committee, an Audit Committee and a Nominating Committee.

Compensation Committee. The board of directors has a separately-designated standing Compensation Committee. The Compensation Committee operates under a charter which was adopted by the board of directors. This charter is posted in the Investor Relations section of the Company’s website at www.encorium.com. The Compensation Committee reviews and approves salaries for executive officers and directors and reviews, approves and administers the Company’s stock option plans and grants thereunder. The Compensation Committee is presently composed of three non-employee directors, Scott M. Jenkins (Chairman), Christopher F. Meshginpoosh and Dr. Jyrki Mattila. The board of directors has determined that each member of the Compensation Committee is “independent” as defined in applicable rules of the SEC under the Securities Exchange Act of 1934, as amended, and applicable rules of The Nasdaq Stock Market. The Compensation Committee met two times during 2007.

Audit Committee. The board of directors has a separately-designated standing Audit Committee. The Audit Committee operates under a charter which was adopted by the board of directors. This charter is posted in the Investor Relations section of the Company’s website at www.encorium.com.

The Audit Committee oversees the Company’s accounting, financial reporting process, internal controls over financial reporting and audits, and consults with management and the Company’s registered public accounting firm on, among other items, matters related to the annual audit, published financial statements and accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company’s independent registered public accounting firm. It also maintains direct responsibility for the compensation, termination and oversight of the Company’s independent registered public accounting firm and evaluates the registered public accounting firm’s qualifications, performance and independence. The Audit Committee approves all services provided to the Company by the independent registered public accounting firm. The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The current members of the Audit Committee are Christopher F. Meshginpoosh (Chairman), Scott M. Jenkins, and Paul J. Schmitt. The board of directors has determined that Mr. Meshginpoosh is an “audit committee financial expert” as defined in applicable rules of the SEC under the Sarbanes-Oxley Act of 2002. The board of directors has also determined that each member of the Audit Committee, including Mr. Meshginpoosh, is “independent” as defined in the Securities Exchange Act of 1934, as amended, and applicable rules of The Nasdaq Stock Market. The Audit Committee met five times in 2007.

Nominating Committee. The board of directors has a separately-designated standing Nominating Committee. The Nominating Committee operates under a charter which was adopted by the board of directors. This charter is posted in the Investor Relations section of the Company’s website at www.encorium.com . The Nominating Committee identifies individuals qualified to become member of the board of directors and recommends that the board of directors select the director nominees for the next annual meeting of shareholders. The current members of the Nominating Committee are Paul J. Schmitt (Chairman), Dr. Jyrki Mattila and Christopher F. Meshginpoosh. The board of directors has determined that each member of the Nominating Committee is “independent” as defined in applicable rules of the SEC under the Securities Exchange Act of 1934, as amended, and applicable rules of The Nasdaq Stock Market. The Nominating Committee did not meet during 2007.

Shareholder Communications

Encorium’s Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of our board of directors on matters relevant to the Company. In addition, the board of directors has established a process for permitting stockholders to communicate with the board of directors outside of our Annual Meeting. The shareholder communications policy is posted in the Investor Relations section of website at www.encorium.com.

Executive Compensation

The Compensation Committee is responsible for reviewing and approving the salaries of our corporate executive officers. The Compensation Committee also reviews, approves and administers the Company’s equity incentive plans and in that capacity selects our employees and non-employee directors and the employees of our subsidiaries who will receive awards, determines the number of shares covered thereby, and establishes the terms, conditions, and other provisions of the grants.

Compensation Policies

The Company’s executive compensation policies and specific compensation programs are intended to further the principal objective of maximizing long-term stockholder value. The Compensation Committee believes that this objective, and the long-term interests of stockholders, are best achieved by attracting and retaining high-quality management, and that executive compensation should be determined according to a competitive framework and based on overall financial results and individual contributions to the business consistent with overall corporate needs and objectives. The ultimate purposes of our executive compensation policies and programs are to attract and retain high-quality executives and to motivate the entire management team to put forth maximum efforts toward achieving the Company’s financial and business objectives.

Within the overall philosophy, the Compensation Committee has established specific objectives to:

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offer a total compensation program that is competitive and consistent with compensation levels for executive officers holding positions of comparable responsibility in the contract research and life science industries;

•	promote achievement of annual financial and business objectives of the Company;

•	motivate key executives to fulfill their responsibilities in meeting the business objectives of the Company; and

•	reward executives for long-term strategic management and the enhancement of stockholder value.

The Company believes that it is prudent to compensate executive officers with a mix of incentive and non-incentive compensation. Too much emphasis on incentive compensation could result in management’s deployment of unnecessarily risky business strategies, which are not in the best interests of stockholders. Likewise, reliance on only non-incentive compensation would likely not provide optimal motivation to management to enhance stockholder value. To date the Compensation Committee has not adopted formal guidelines for allocating total compensation between equity compensation and cash compensation.

Components of Compensation

The primary elements of total compensation paid by the Company to its executive officers include the following:

•	Base salary;

•	Performance based cash compensation;

•	Awards under Equity Incentive Plans;

•	Benefits under our 401(k) Plan; and

•	Benefits under our health and welfare benefits plans.

Base Salary

Base compensation decisions are intended to reflect the executive’s responsibilities, qualifications, experience and performance, the level of the Company’s dependence on each executive, as well as consideration of compensation practices and financial performance for comparable positions within the clinical research and life science industries (while recognizing that most of the other publicly-traded contract research organizations are substantially larger than the Company). The performance of each executive officer is considered, as well as the Company’s overall financial performance and the contribution to such performance made by the executive officer and his or her department. However, the Compensation Committee does not apply any specific formula or assign any specific weights to these factors in setting base salaries for executive officers.

Discretionary Cash Bonus

The Compensation Committee, upon recommendation from the board of directors, determines whether an executive officer should receive a discretionary cash bonus, as well as the timing and amount of any bonus. In making these determinations, the Compensation Committee may take various factors into account, including but not limited to, the Company’s financial performance, the financial performance for other companies within the clinical research and life science industries, and the contribution to the Company’s success of the particular executive officer. However, the Compensation Committee does not apply any specific formula or assign any specific weights to these factors in determining whether to grant additional cash compensation.

Equity Awards

The Compensation Committee, upon recommendation from the board of directors, determines the timing, distribution and amount of all equity based awards. In making these determinations, the Compensation Committee may take various factors into account, including, but not limited to, the Company’s financial performance, the financial performance for other companies within the clinical research and life science industries, the contribution to the Company’s success of the particular NEO, and the potential dilutive effect of the awards on other stockholders. However, the Compensation Committee does not apply any specific formula or assign any specific weights to these factors in determining whether to grant equity based awards.

Consultants

The Compensation Committee has in the past engaged a compensation consultant to provide input on our executive compensation. The consultants are independent and report directly to the Compensation Committee.

Role of Executive Officers in Setting Compensation

The Compensation Committee frequently asks the Chief Executive Officer to discuss executive compensation and evaluate Company and individual performance. Occasionally other executives may be invited to attend a meeting of the Compensation Committee to provide pertinent financial or human resources information. Executive officers in attendance may provide their insights and suggestions, but only Compensation Committee members may vote on decisions regarding executive officer compensation.

Our executive officers do not determine or approve any element or component of their own base salary, discretionary cash compensation, long-term incentives or other aspects of compensation. Executive officers do provide input and make recommendations to the Compensation Committee with respect to the compensation of officers who report to them. These recommendations are based on various factors including individual contribution and performance, company performance, complexity and importance of roles and responsibilities, reporting relationships, retention needs and internal pay relationships.

DIRECTOR COMPENSATION

For 2007, each non-employee director received $37,500 for his service on the Company’s board of directors paid at the rate of $3,125 per month, plus reimbursement of reasonable expenses incurred in connection with attendance at meetings of the board. A non-employee director who is Chairman of the Compensation, Audit or Nominating Committee may receive an annual grant to purchase 25,000 shares of the Company’s common stock. All other non-employee directors may receive an annual grant to purchase 20,000 shares of the Company’s common stock.

The following table presents the compensation provided by the Company to each person who served as a director during 2007, except for Dr. Kai Lindevall and Dr. Kenneth M. Borow. Dr. Lindevall’s and Dr. Borow’s compensation is set forth in the Summary Compensation Table. Dr. Lindevall and Dr. Borow did not receive any additional consideration for their service on the board of directors:

Name	Fees earned or paid in cash ($)	Option Awards ($)(3)	All other compensation ($)(4)	Total ($)
Earl M. Collier, Jr. (1)	$7,812	$—	—	$7,812
Scott M. Jenkins	37,500	—	—	37,500
Petri Manninen	37,500	21,026	—	58,526
Dr. Jyrki Mattila	37,500	21,026	—	58,526
Christopher F. Meshginpoosh	37,500	—	—	37,500
Paul J. Schmitt (2)	$29,687	8,803	—	38,490

(1)	Mr. Collier resigned as a director of the Company effective February 15, 2007.
(2)	Mr. Schmitt was appointed as a director of the Company effective February 15, 2007.
(3)	At fiscal year end the aggregate number of options outstanding for each director was as follows: Earl M. Collier, Jr—0; Scott M. Jenkins—0; Petri Manninen—20,000; Dr. Jyrki Mattila—20,000; Christopher F. Meshginpoosh—25,000; and Paul J. Schmitt—25,000.
(4)	Does not include perquisites and personal benefits which, in the case of each of our directors, involved an aggregate incremental cost to the Company during 2007 of less than $10,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 2008, certain information with regard to beneficial ownership of outstanding shares of the Company’s common stock by (i) each director and executive officer individually, (ii) all executive officers and directors of the Company as a group, and (iii) each person known by the Company to beneficially own five percent or more of the outstanding shares of the Company’s common stock:

Name of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership (3)		Percentage of Outstanding Shares
Dr. Kenneth M. Borow	1,127,902	(4)	5.39%
Lawrence R. Hoffman	166,667		*
Scott M. Jenkins	24,268		*
Dr. Kai Lindevall	1,843,361	(5)(6)	8.93%
Petri Mikael Manninen	389,774	(7)	1.89%
Jyrki Matilla	6,667		—
Christopher F. Meshginpoosh	25,000		*
Dr. Linda L. Nardone	—		—
Alison O’Neill	69,900		*
Paul J. Schmitt	8,334		—
All executive officers and directors as a group (ten persons)	3,661,873		17.22%

Jan Lilja Residence Du Golf E8 CH-1196 Gland, Switzerland	1,031,064	(8)	5%

Sven-Erik Nilsson 11, Chemin de Jaillet CH-1277 Borex, Switzerland	1,152,998	(9)	5.60%

Hassan Nemazee 777 Park Avenue New York, NY 10021	1,033,010	(10)	5.01%

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 941054	3,244,298	(11)	15.75%

(1)	Unless otherwise noted, we believe that all persons have sole voting and investment power with respect to all shares beneficially owned by them.
(2)	Unless otherwise noted, the address of such persons is: c/o Encorium Group, Inc., One Glenhardie Corporate Center, 1275 Drummers Lane, Wayne, Pennsylvania 19087.
(3)	The amounts shown include shares which may be acquired currently or within 60 days of March 1, 2008 through the exercise of stock options, as follows: Dr. Borow—333,334 shares; Mr. Hoffman—166,667 shares; Dr. Lindevall—48,099 shares; Mr. Meshginpoosh—25,000 shares; Mr. Manninen—6,667shares ; Mr. Matilla—6,667 shares; Dr. Nardone—0; Ms. O’Neill—69,900 shares; Mr. Schmitt—8,334 shares; and all current executive officers and directors as a group—664,668 shares. See note 6 for a description of Dr. Lindevall’s outstanding options.
(4)	Includes 39,000 shares owned indirectly that are held by certain members of Dr. Borow’s immediate family and over which Dr. Borow has sole investment and voting power. Of the shares owned by Dr. Borow, 460,000 shares have been pledged as collateral for a promissory note in the principal amount of $1,000,000 in favor of Richard D. Propper, M.D.
(5)	Includes 187,886 shares owned indirectly that are held by Dr. Lindevall’s spouse, as to which Dr. Lindevall disclaims beneficial ownership.

(6)	Prior to the Company’s acquisition of Encorium Oy (formerly Remedium Oy) on November 1, 2006, Dr. Lindevall held options to purchase 120 shares of Encorium Oy. Pursuant to the terms of an option exchange agreement, upon the consummation of the Company’s acquisition of Encorium Oy on November 1, 2006, the options held by Dr. Lindevall remained outstanding. Upon exercise, however, Dr. Lindevall will be entitled to receive approximately 400.82 Encorium shares for each Encorium Oy share otherwise issuable upon the exercise of an Encorium Oy option (or approximately 48,099 shares of Encorium stock, assuming exercise of all 120 Encorium Oy options).
(7)	Includes 313,992 shares held indirectly by NTGLT Pharma BVBA of which Mr. Manninen is the managing director.
(8)	Based on the Schedule 13G filed by Jan Lilja on November 17, 2006, except that the number of shares also includes 121,302 earn-out shares issued to Mr. Lilja on March 27, 2007. See “Related Party Transactions- Payments to Former Stockholders of Remedium,” below.
(9)	Based on the Schedule 13G filed by Sven-Erik Nilsson November 17, 2006, except that the number of shares also includes 135,647 earn-out shares issued Mr. Nilsson on March 27, 2007. See “Related Party Transactions- Payments to Former Stockholders of Remedium,” below.
(10)	As per the Schedule 13D/A filed by Hassan Nemazee on February 4, 2000, includes 500,000 shares of Common Stock owned by Houston Ventures, Inc. as to which Hassan Nemazee has shared investment and voting power, as well as 33,010 shares held by Mr. Nemazee’s children.
(11)	As per the Schedule 13G/A filed by Wells Fargo & Company on January 23, 2008.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of Encorium has re-appointed, subject to stockholder ratification, Deloitte & Touche LLP, a registered public accounting firm, to examine and report on our financial statements for the fiscal year ended December 31, 2008.

The following table presents the fees billed for services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2007 and December 31, 2006:

	2007	2006
Audit Fees	$449,639	$236,000
Audit-Related Fees	34,479	33,640
Tax Fees	—	—
All Other Fees	31,140	186,200

Total Fees	$515,258	$455,840

Audit fees consisted of fees for the audit of Encorium’s annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of Encorium’s documents filed with the SEC. Audit-related fees consisted of the audit of Encorium’s operations in the UK. For 2006, all other fees consisted of fees paid for due diligence in connection with the acquisition of Encorium Oy (formerly Remedium Oy). For 2007, all other fees consisted of fees paid in connection with the Company’s filing of registration statements for resale of the Company’s securities by certain holders thereof. Except as set forth above, Encorium, made no other payments to Deloitte & Touche LLP for services rendered during fiscal 2007 and 2006.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s Charter includes a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent accountants to the Company. The policy requires that all services to be performed by Deloitte & Touche LLP, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. All services rendered by Deloitte & Touche LLP are permissible under applicable laws and regulations, and the Audit Committee pre-approved all audit, audit-related and non-audit services performed by Deloitte & Touche LLP during fiscal 2007. The Audit Committee considered whether the provision of services other than the audit services (as specified above) was compatible with maintaining Deloitte & Touche LLP’s independence and determined that provision of such services has not adversely affected Deloitte & Touche LLP’s independence.

The board of directors of Encorium, recommends a vote for ratification of the appointment of Deloitte & Touche LLP, a registered public accounting firm, to examine and report on our financial statements for the current fiscal year. It is intended that the shares represented by proxies in the enclosed form will be voted for ratification of Deloitte & Touche LLP, unless contrary instructions are received. It is expected that representatives of Deloitte & Touche LLP will attend the annual meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Approval of the re-appointed of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of Encorium common stock present in person or by proxy and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, A REGISTERED PUBLIC ACCOUNTING FIRM, TO EXAMINE AND REPORT ON OUR FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is currently composed of three non-employee directors, Christopher F. Meshginpoosh (Chairman), Scott M. Jenkins and Paul J. Schmitt. The Board, in its business judgment, has determined that all members of the committee are “independent,” as required by applicable listing standards of the Nasdaq National Market and applicable rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board on May 11, 2006, a copy of which is available in the Investor Relations section of the Company’s website at www.encorium.com. The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2007 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

CHRISTOPHER F. MESHGINPOOSH,

CHAIRMAN

SCOTT M. JENKINS

PAUL J. SCHMITT

MARCH 24, 2008

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Dr. Kai Lindevall,	2007	322,714	(1)	58,432	(1)	—		45,203	(1)(2)	426,349	(1)
Chief Executive Officer*	2006	46,995	(3)	—		—		—	(4)	46,995	(3)

Dr. Kenneth M. Borow,	2007	373,628		—		139,494	(5)	6,365	(4)(7)(8)	519,487
President and Chief Medical and Strategic Development Officer**	2006	358,479		100,000		182,222	(6)	4,257	(4)(7)(8)	644,958

Lawrence R. Hoffman,	2007	250,712		—		55,797	(5)	3,410	(4)(7)	309,919
Executive Vice President, Secretary, General Counsel and Chief Financial Officer***	2006	227,260		75,000		91,923	(6)	3,124	(4)(7)	397,307

*	Since February 21, 2008, Dr. Lindevall has served as Chief Executive Officer of the Company. Prior to becoming Chief Executive Officer, Dr. Lindevall served as the Company’s President of European and Asian operations since the Company’s acquisition of Encorium Oy (formerly Remedium Oy) on November 1, 2006.
**	Since February 21, 2008 Dr. Borow has served as President and Chief Medical and Strategic Development Officer of the Company. Dr. Borow previously served as President and Chief Executive Officer of the Company from January 2000 until February 20, 2008.
***	Mr. Hoffman resigned from the Company on April 18, 2008 effective May 2, 2008.
(1)	Payable in Euros. The payments have been translated into U.S. dollars at the average exchange rate for 2007 of 1.00 EUR ~ 1.375 USD.
(2)	Includes $29,099, which represents automobile lease payments for 2007 reimbursed to Dr. Lindevall by the Company. The lease payments were payable in Euros and have been translated into U.S. dollars at the average exchange rate for 2007 of 1.00 EUR ~ 1.375 USD.
(3)	In connection with the Company’s acquisition of Encorium Oy (formerly Remedium Oy), Dr. Lindevall joined the Company as President, European and Asian operations on November 1, 2006. Dr. Lindevall’s compensation is payable in Euros. The payments have been translated into U.S. dollars at the average exchange rate for November and December 2006 of 1.00 EUR ~ 1.303 USD.
(4)	Does not include perquisites and other personal benefits which involved an aggregate incremental cost to the Company during 2007 and 2006, as applicable, of less than $10,000.
(5)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R, of stock option awards pursuant to our equity incentive plans and thus includes amounts from awards granted prior to 2007.
(6)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R, of stock option awards pursuant to our equity incentive plans and thus includes amounts from awards granted prior to 2006.
(7)	Includes Company matching contributions of $4,195 and $2,087 for Dr. Borow and $3,410 and $3,124 for Mr. Hoffman for 2007 and 2006, respectively, under the Company’s employee’s savings (401K) plan.
(8)	Includes $2,170, which represents the premium paid in each of 2007 and 2006 on a term life insurance policy provided by the Company.

Employment Agreement

Employment Agreement with Dr. Lindevall

In connection with the acquisition of Encorium Oy (formerly Remedium Oy) on November 1, 2006, Dr. Kai Lindevall entered into an employment agreement with the Company (the “Employment Agreement”). Under the terms of the Employment Agreement, Dr. Lindevall will serve as Encorium’s and Encorium Oy’s President, European and Asian Operations, for a term of three years. Pursuant to the Employment Agreement, Dr. Lindevall will receive an initial base salary at an annual rate of $275,000; provided, however, that the annual rate of base salary for each 12-month period beginning on or after the first anniversary of the Employment Agreement will increase, from the annual rate of base salary in effect for the immediately preceding twelve month period, by an amount equal to the annual percentage increase in the CPI (as defined in the Employment Agreement) for the immediately preceding calendar year. In addition, Dr. Lindevall will be (i) eligible to receive an annual bonus, not to exceed $200,000 per annum, upon the achievement of corporate financial goals related to the European and Asian operating results of the Company, as specified in the Employment Agreement, before interest and taxes, (ii) entitled to participate in any benefit plans or arrangements sponsored or maintained by the Company, subject to the terms and conditions of such plans, arrangements and mandatory Finnish law, and (iii) entitled to equity-based compensation as determined in the sole discretion of Encorium’s board of directors.

Pursuant to the Employment Agreement, in the event of the termination of Dr. Lindevall’s employment by the Company without Cause (as defined in the Employment Agreement) or by Dr. Lindevall for Good Reason (as defined in the Employment Agreement) Dr. Lindevall will be entitled to (i) the payment of all accrued but unpaid base salary and benefits through the date of such termination, (ii) the payment of any accrued but unpaid bonus payable under the agreement with respect to a fiscal year of the Company ending prior to such termination, (iii) a continuation of group health coverage during the term of the agreement for Dr. Lindevall (and, to the extent covered immediately prior to the date his termination, his dependents); (iv) monthly severance payments equal to one-twelfth of his base salary as of the date of such termination continuing until the end of the term, and (v) vesting of all of Dr. Lindevall’s stock options, to the extent not already vested.

If Dr. Lindevall’s employment with Encorium is terminated during the term for Cause (as defined in the Employment Agreement) or as a result of his death or disability, then Encorium’s obligation to Dr. Lindevall will be limited solely to the payment of (i) all accrued but unpaid base salary and benefits through the date of such termination, and (ii) the payment of any accrued but unpaid bonus payable under the agreement with respect to a fiscal year of Encorium ending prior to such termination.

The Employment Agreement contains certain restrictive covenants that prohibit Dr. Lindevall from disclosing information that is confidential to the Company and will generally prohibit him, during the term of the agreement and for one year thereafter, from:

•	engaging or participating in any Competing Business (as defined in the Employment Agreement);

•

becoming interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any Competing Business;

•

soliciting or calling on any customer with whom Encorium shall have dealt or any prospective customer that Encorium shall have identified and solicited at any time during Dr. Lindevall’s employment by Encorium;

•	influencing or attempting to influence any supplier, customer or potential customer of Encorium to terminate or modify any written or oral agreement or course of dealing with the Encorium; and

•	soliciting or hiring the employees, consultants, agents or distributors of Encorium.

As a result of Dr. Lindevall’s promotion to Chief Executive Officer effective February 21, 2008, the Compensation Committee is currently reviewing and plans to amend the Employment Agreement with Dr. Lindevall to reflect his current position.

Employment Agreement with Dr. Borow

Dr. Borow’s salary for 2006 was established by the terms of his employment agreement with the Company dated March 31, 2003, which expired on March 31, 2006. Pursuant to the terms of Dr. Borow’s employment agreement, Dr. Borow received a cost of living adjustment in 2006 of 3.9%, based on the consumer price index for the Philadelphia area (the region in which the Company is headquartered) as published by the U.S. Department of Labor, Bureau of Labor Statistics. Dr. Borow’s employment agreement with the Company terminated on March 31, 2006.

Severance Agreements

Severance Agreement with Dr. Lindevall

In connection with the acquisition of Encorium Oy (formerly Remedium Oy) on November 1, 2006, the Company entered into an Executive Severance Agreement with Dr. Kai Lindevall on November 1, 2006. The Executive Severance Agreement provides, generally, that in the event the Dr. Lindevall’s employment with the Company is terminated without just cause or with good reason in connection with a Change of Control, Mr. Lindevall he will be entitled to: (i) a lump sum cash payment equal three times his annual base salary; (ii) continuation of all benefits pursuant to any and all welfare benefit plans for three years (or, shorter, if substantially similar benefits are provided by the executive’s new employer); (iii) outplacement services for a period of up to 12 months; (iv) the immediate vesting and exercisability of all stock options or other equity incentives; and (v) any other accrued rights.

For purposes of the Executive Severance Agreement, a “Change in Control” is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 35% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) when as a result of a stockholder vote for which proxies are solicited by any person other than the Company, or by written consent of the stockholders without a meeting, the incumbent directors cease to constitute at least a majority of the authorized number of members of the board; (iii) the Company stockholders approve a merger, reorganization or consolidation involving the Company if the voting securities of the Company immediately before such merger, reorganization or consolidation do not continue to represent at least 65% of the combined voting power of the voting securities of the surviving or resulting entity; (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company; or (v) the board adopts a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

Severance Agreement with Lawrence R. Hoffman

The Company entered into an Executive Severance Agreement with Mr. Hoffman on September 28, 2005. The Executive Severance Agreement is designed to provide Mr. Hoffman with assurance that his compensation will be protected in the event there is a change in control of the Company. The Executive Severance Agreement provides generally, that, in the event Mr. Hoffman’s employment with the Company is terminated without cause or with good reason in connection with a Change of Control, Mr. Hoffman will be entitled to: (i) a lump sum cash payment equal to one times his annual base salary; (ii) continuation of all benefits pursuant to any and all welfare benefit plans for one year (or, shorter, if substantially similar benefits are provided by the executive’s new employer); (iii) outplacement services for a period of up to 12 months; (iv) the immediate vesting and exercisability of all stock options or other equity incentives; and (v) any other accrued rights, including, but not limited to accrued vacation and bonus.

For purposes of the Executive Severance Agreement, a “Change in Control” is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 35% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) when as a result of a stockholder vote for which proxies are solicited by any person other than the Company, or by written consent of the stockholders without a meeting, the incumbent directors cease to constitute at least a majority of the authorized number of members of the board; (iii) the Company stockholders approve a merger, reorganization or consolidation involving the Company if the voting securities of the Company immediately before such merger, reorganization or consolidation do not continue to represent at least 65% of the combined voting power of the voting securities of the surviving or resulting entity; (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company; or (v) the board adopts a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Kai Lindevall, M.D., Ph.D. Chief Executive Officer	—	(1)	—		—	—

Kenneth M. Borow, M.D., President and Chief Medical and Strategic Development Officer	333,334		166,666	(2)	$2.25	07/01/2010

Lawrence R. Hoffman,	100,000		—		3.69	07/26/2009
Executive Vice President, General Counsel, Secretary and Chief Financial Officer*	66,667		33,333	(3)	2.25	07/01/2010

*	Mr. Hoffman resigned from the Company on April 18, 2008, effective May 2, 2008.
(1)	Does not include up to 48,099 shares of Encorium common stock issuable upon the exercise of options granted by our subsidiary, Encorium Oy (formerly Remedium Oy) prior to our acquisition of Encorium Oy on November 1, 2006. Prior to the Company’s acquisition of Encorium Oy on November 1, 2006, Dr. Lindevall held options to purchase 120 shares of Encorium Oy at an exercise price of EUR 750 per share. Pursuant to the terms of an option exchange agreement, upon the consummation of the Company’s acquisition of Encorium Oy on November 1, 2006, the options held by Dr. Lindevall remained outstanding. However, upon exercise of his options, he will be entitled to receive, in lieu of the Encorium Oy shares otherwise issuable upon such exercise, approximately 400.82 Encorium shares for each Encorium Oy share otherwise issuable upon the exercise of the Encorium Oy options (or approximately 48,099 shares of Encorium stock, assuming the exercise of his options for all 120 Encorium Oy shares). The EUR 750 exercise price per Encorium Oy share would represent an exercise price per Encorium share of $2.73, based on the exchange rate into the U.S. Dollar of the Euro designated by the Federal Reserve Bank of New York as of December 31, 2007.
(2)	Options to purchase 166,666 shares become exercisable on July 1, 2008.
(3)	Options to purchase 33,333 shares become exercisable on July 1, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of change of ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports furnished to the Company during the fiscal year ended December 31, 2007, all executive officers and directors were in compliance, except that Petri Manninen’s Form 4 filed with the SEC on July 30, 2007 was filed one day late.

RELATED PARTY TRANSACTIONS

Employment Agreement with Dr. Lindevall

In connection with the acquisition of Encorium Oy (formerly Remedium Oy) on November 1, 2006, Dr. Kai Lindevall entered into an employment agreement with the Company on November 1, 2006. The terms of the Employment Agreement are summarized above under the heading “Employment Agreements.”

Severance Agreement with Dr. Lindevall

In connection with the acquisition of Encorium Oy (formerly Remedium Oy) on November 1, 2006, the Company entered into an Executive Severance Agreement with Dr. Kai Lindevall on November 1, 2006. The terms of the Executive Severance Agreement are summarized above under the heading “Severance Agreements.”

Payments to Former Stockholders of Remedium

Pursuant to the term of an Amended and Restated Combination Agreement dated July 6, 2006 (the “Combination Agreement”) between the Company and the then stockholders of Encorium Oy (formerly Remedium Oy), a corporation organized under the laws of Finland (“Encorium Oy”), on November 1, 2006 the Company purchased all of the issued and outstanding shares of Encorium Oy. Pursuant to the terms of the Combination Agreement the persons named in the table below, formerly stockholders of Encorium Oy, have received, or are entitled to receive, the following payments of cash and Encorium shares from the Company in connection with the Company’s acquisition of Encorium Oy:

Name	Relationship(s) with the Company	Number of Encorium shares received upon consummation of the business combination (1)		Number of additional Encorium shares received as earn-out shares (3)		Number of Encorium shares received as hold-back shares on November 1, 2007 (4)		Cash received upon consummation of the business combination		Additional cash received on March 30, 2007	Number of Encorium shares subject to Encorium Oy options upon consummation of the business combination (5)
Dr. Kai Lindevall	Chief Executive Officer and former President, European and Asian Operations, director, 5% stockholder	1,044,116		281,630		281,630		$1,591,176.12		$1,431,586.26	48,099
Agneta Lindevall	Wife of Dr. Kai Lindevall	135,146		26,370		26,730		177,238.81		—	—
Jan Lilja	5% stockholder	909,762		121,302		121,302		—		—	—
Petri Manninen	Director	232,814	(2)	40,589	(2)	40,589	(2)	202,629.85	(2)	—	48,099
Sven Erik-Nilsson	5% stockholder	1,017,351		135,647		135,647		—		—	—

(1)	If valued at $2.83 per share, representing the price per share at which the former Encorium Oy stockholders received shares of Encorium common stock upon the closing of the Combination Agreement on November 1, 2006, the value of the shares received upon consummation of the business combination by each person is as follows: Kai Lindevall—$2,954,849; Agneta Lindevall—$382,464; Petri Manninen—$658,864 (see note 2, below); Jan Lilja—$2,574,627; and Sven Erik-Nilsson—$2,879,104. If valued at $3.58 per share, representing the closing price of Encorium common stock on November 1, 2006, the value of the shares received by each person is as follows: Kai Lindevall—$3,737,936; Agneta Lindevall—$483,823; Jan Lilja—$3,256,948; Petri Manninen—$833,475 (see note 2, below); and Sven Erik-Nilsson—$3,642,117.
(2)	Mr. Manninen is the managing director of NTGLT Pharma BVBA, a former stockholder of Encorium Oy. Amounts shown have been received by NTGLT Pharma BVBA and not by Mr. Manninen directly.
(3)	If valued at $2.83 per share, representing the price per share at which the former Encorium Oy stockholders received shares of Encorium common stock upon the closing of the Combination Agreement on November 1, 2006, the value of the earn-out shares received by each person is as follows: Kai Lindevall—$797,013; Agneta Lindevall—$74,628; Jan Lilja—$343,285; Petri Manninen—$114,867 (see note 2, above ); and Sven Erik-Nilsson—$383,881. If valued at $3.30 per share, representing the closing price of Encorium common stock on March 27, 2006, the date the earn-out shares were issued, the value of the earn-out shares received by each person is as follows: Kai Lindevall—$929,379; Agneta Lindevall—$88,209; Jan Lilja—$305,681; Petri Manninen—$133,984 (see note 2, above) and Sven Erik-Nilsson—$447,636.
(4)

If valued at $2.83 per share, representing the price per share at which the former Encorium Oy stockholders received shares of Encorium common stock upon the closing of the Combination Agreement on November 1, 2006, the value of the hold-back shares received by each person is as follows: Kai Lindevall—$797,013; Agneta Lindevall—$74,628; Petri Manninen—$114,867 (see note 2, above); Jan Lilja—$343,285; and Sven Erik-Nilsson—$383,881. If valued at $2.52 per share, representing the closing price of Encorium common stock on November 1, 2007, the date the hold-back shares were issued, the value of the earn-out shares received by each person is as follows: Kai Lindevall—$709,707; Agneta Lindevall—$67,360; Jan Lilja—$305,681; Petri Manninen—$102,284 (see note 2, above); and Sven Erik-Nilsson—$341,830.

(5)	Prior to the Company’s acquisition of Encorium Oy on November 1, 2006, Dr. Lindevall and Mr. Manninen each held options to purchase 120 shares of Encorium Oy at an exercise price of EUR 750 per share. Pursuant to the terms of an option exchange agreement, upon the consummation of the Company’s acquisition of Encorium Oy on November 1, 2006, the options held by Dr. Lindevall and Mr. Manninen remained outstanding. However, upon exercise of his Encorium Oy options, each became entitled to receive, in lieu of the Encorium Oy shares otherwise issuable upon such exercise, approximately 400.82 Encorium shares for each Encorium Oy share otherwise issuable upon the exercise of the Encorium options (or approximately 48,099 shares of Encorium stock, assuming the exercise of his options for all 120 Encorium Oy shares). The EUR 750 exercise price per Encorium Oy share would represent an exercise price per Encorium share of $2.39, based on the exchange rate into the U.S. Dollar of the Euro designated by the Federal Reserve Bank of New York as of November 1, 2006. Mr. Manninen exercised all of the options held by him on July 25, 2007. The EUR 750 exercise price per Encorium Oy share represented an exercise price per Encorium share of $2.57, based on the exchange rate into the U.S. Dollar of the Euro designated by the Federal Reserve Bank of New York as of July 25, 2007.

DIRECTOR INDEPENDENCE

In accordance with Nasdaq rules, the board of directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which guidelines mirror the elements of independence set forth in Nasdaq and Securities Exchange Act rules. Based on these standards the board of directors determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and/or stockholder of the Company: Scott M. Jenkins, Dr. Jyrki Mattila, Christopher F. Meshginpoosh and Paul J. Schmitt.

PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION CANDIDATES

FOR DIRECTOR.

As part of the nominating process, the Nominating Committee reviews the appropriate skills and characteristics required of board members. The Nominating Committee does not anticipate that it will generally rely on third-party search firms to identify board candidates. Instead, the Nominating Committee anticipates that it will rely on recommendations from a wide variety of business contacts, including current executive officers, directors and stockholders, as a source for potential board candidates. All candidates shall, at a minimum, possess a background that includes a solid education, extensive business experience and the requisite reputation, character, integrity, skills, judgment and temperament, which, in the Nominating Committee’s judgment, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a board of directors of a corporation with the size, complexity, reputation and success of the Company. When evaluating potential nominees, the Nominating Committee evaluates the above criteria as well as the current composition of the board of directors and the need for Audit Committee experience. The Nominating Committee recommends candidates to the board of directors which it believes best suit the needs of Encorium. The Nominating Committee anticipates that stockholders’ nominees that comply with the existing procedures outlined in Encorium’s bylaws described below will receive the same consideration that other nominees receive.

Pursuant to Section 2.1(b) of the Company’s bylaws, the Company will consider stockholder recommendations for directors sent to the Corporate Secretary, Encorium Group, Inc., One Glenhardie Corporate Center, Suite 100, 1275 Drummers Lane, Wayne, PA 19087. Stockholder recommendations for directors must include: (i) the name and address of the stockholder recommending the person to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company, including the class and number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, (iv) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the candidate(s) for election to the board of directors, (v) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Exchange Act, and (vi) the consent of the recommended nominee to serve as a director of the Company if so elected. Recommendations must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the stockholder must deliver a director recommendation not earlier than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposal intended to be presented at Encorium’s 2009 Annual Meeting of Stockholders must be received by Encorium at its office in Wayne, Pennsylvania on or before January 8, 2009 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting. If a stockholder proposal to be considered at next year’s meeting, but not included in the proxy statement, is not received by us on or before March 24, 2009, the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. All proposals should be submitted in writing to Encorium Group, Inc., One Glenhardie Corporate Center, Suite 100, 1275 Drummers Lane, Wayne, Pennsylvania 19087, Attention: General Counsel.

SOLICITATION OF PROXIES

The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, telephonically, by facsimile or via electronic mail through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While Encorium does not utilize householding, some intermediaries may be “householding” Encorium’s proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, Encorium will promptly deliver a separate copy of each of these documents to you if you send a written request to Encorium Group, Inc., One Glenhardie Corporate Center, Suite 100, 1275 Drummers Lane, Wayne, PA 19087, Attention: General Counsel or call us at (610) 975-9533. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of Encorium’s annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

ANNUAL REPORT

The Annual Report accompanies this Proxy Statement. The Annual Report contains the Company’s audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AND ALL AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 REQUIRED TO BE FILED WITH THE SEC WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO:

Corporate Secretary

Encorium Group, Inc.

One Glenhardie Corporate Center, Suite 100

1275 Drummers Lane

Wayne, Pennsylvania 19087

PLEASE DATE AND SIGN THE ENCLOSED PROXY THAT IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

By Order of the Board of Directors

April 29, 2008 Wayne, Pennsylvania	Kristi Demidio Chase, Esq. Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

ENCORIUM GROUP, INC.

June 13, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

20730000000000000000 5	100507

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR

NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:			FOR	AGAINST	ABSTAIN
NOMINEES:

2.   The ratification of the appointment of Deloitte & Touche LLP, a registered public accounting firm, to examine and report on the Company’s financial statements for the fiscal year ending December 31, 2008.

			☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Dr. Kai Lindevall O Kenneth M. Borow, M.D. O Scott M. Jenkins O Petri Manninen O Dr. Jyrki Mattila O Christopher F. Meshginpoosh O Paul J. Schmitt		3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Your Proxy will be voted as directed. If you return your proxy but do not include instructions on how to vote, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted “FOR” Proposal 2 and “FOR” the election to our board of directors of each of the nominees named in Proposal 1. Discretionary authority is conferred hereby as to all other matters upon which the undersigned is entitled to vote and which may come before the meeting or any adjournment or postponement of the meeting. The undersigned hereby revokes all previous proxies for the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2007 ANNUAL REPORT OF ENCORIUM GROUP, INC.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “ FOR ALL EXCEPT ” and fill in the circle next to each nominee you wish to withhold, as shown here: —

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ENCORIUM GROUP, INC.

PROXY

2008 ANNUAL MEETING

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Kai Lindevall and Scott M. Jenkins, and each of them acting individually as the attorney and special proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Annual Meeting of Stockholders of Encorium Group, Inc. (the “Company”) to be held on June 13, 2008 at 10:00 A.M. local time at Courtyard by Marriott-Valley Forge, 1100 Drummers Lane, Wayne, Pennsylvania 19087, and any adjournment or postponement thereof, and thereat to vote all shares that the undersigned would be entitled to cast if personally present as follows:

(Continued and to be signed on the reverse side)